Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers of ACE Limited, a Swiss company (the “Company”), hereby constitutes and appoints Evan G. Greenberg, Philip V. Bancroft and Joseph F. Wayland, and each of them, the true and lawful attorneys-in-fact and agents of such undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of such undersigned, in any and all capacities, to sign a registration statement (the “Registration Statement”) to effect the registration under the Securities Act of 1933, as amended (the “Act”), of common shares, debt securities, guarantees, warrants, preferred securities and other securities of the Company (and any Company subsidiary or trust) and any and all amendments (including post-effective amendments) to such Registration Statement and any registration statement relating to any offerings covered by such registration statement and filed pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: October 23, 2015

Name	Title

/s/ Evan G. Greenberg Evan G. Greenberg	Chairman, President and Chief Executive Officer; Director

/s/ Philip V. Bancroft Philip V. Bancroft	Chief Financial Officer

/s/ Paul Medini Paul Medini	Chief Accounting Officer

/s/ Michael G. Atieh Michael G. Atieh	Director

/s/ Mary A. Cirillo Mary A. Cirillo	Director

/s/ Michael P. Connors Michael P. Connors	Director

/s/ John A. Edwardson John A. Edwardson	Director

Name	Title

/s/ Robert M. Hernandez Robert M. Hernandez	Director

/s/ Peter Menikoff Peter Menikoff	Director

/s/ Leo F. Mullin Leo F. Mullin	Director

/s/ Kimberly Ross Kimberly Ross	Director

/s/ Robert W. Scully Robert W. Scully	Director

/s/ Eugene B. Shanks, Jr. Eugene B. Shanks, Jr.	Director

/s/ Theodore E. Shasta Theodore E. Shasta	Director

/s/ David H. Sidwell David H. Sidwell	Director

/s/ Olivier Steimer Olivier Steimer	Director